Exhibit 10.2

THIS PROMISSORY NOTE (“NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

PROMISSORY NOTE

May 1, 2020

Principal Amount: $405,000

Kaleyra, Inc., f.k.a. GigCapital, Inc., a Delaware corporation (the “Maker”), promises to pay to the order of Chardan Capital Markets, LLC, or its registered assigns or successors in interest (the “Payee”), or order, the principal sum of up to four hundred and five thousand dollars ($405,000) in lawful money of the United States of America, on the terms and conditions described below from the date hereof (the “Issuance Date”). All payments on this Promissory Note (the “Note”) shall be made by check or wire transfer of immediately available funds or as otherwise determined by the Maker to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Note.

1.    Principal. The principal balance of this Note shall be payable by the Maker on May 1, 2023 (the “Maturity Date”). Pursuant to the provisions of Section 4 hereof, the unpaid principal balance may be prepaid at any time, at the election of the Maker. Under no circumstances shall any individual, including but not limited to any executive officer, director, employee or stockholder of the Maker, be obligated personally for any obligations or liabilities of the Maker hereunder.

2.    Interest. Subject to the provisions of Sections 4 and 10 hereof, interest shall accrue on the unpaid principal balance of this Note at the rate of five percent (5%) per annum from the Issuance Date. Interest shall be payable by the Maker in arrears to the Payee on March 15, June 15, September 15 and December 15 of each year while this Note remains outstanding (each, an “Interest Payment Date”). The first Interest Payment Date shall be June 15, 2020.

3.    Optional Conversion.

(a)     At the option of the Payee, at any time prior to payment in full of the unpaid principal balance of this Note, the Payee may elect to convert all or any portion of the unpaid principal balance of this Note into a number of shares of common stock of the Maker (the “Common Stock”) equal to: (i) the portion of the unpaid principal amount of the Note being converted pursuant to this Section 3, divided by (ii) $7.5700 (the “Conversion Price”).

(b)     Upon any complete or partial conversion of the unpaid principal amount of this Note (i) such unpaid principal amount shall be so converted and such converted portion of this Note shall be deemed to have been fully paid and satisfied, (ii) the Payee shall surrender and deliver this Note, duly endorsed, to the Maker or such other address which the Maker shall designate against delivery of the Common Stock, (iii) the Maker shall promptly deliver a new duly executed Note to the Payee in the principal amount that remains outstanding, if any, after any such conversion and (iv) in exchange for all or any portion of the surrendered Note described in Section 3(a), the Maker shall deliver to Payee, at the option of the Maker: (A) the Common Stock, which shall bear such legends as are required, in the opinion of counsel to the Maker or by any other agreement between the Maker and the Payee and applicable state and federal securities laws, (B) an amount in cash equal to the product of (x) the number of shares of Common Stock to be delivered, multiplied by (y) the closing price for the Common Stock on the trading day that notice of conversion was delivered to the Maker (the “Cash Conversion Amount”), or (C) a combination of Common Stock and cash equal to the Cash Conversion Amount. If the date on which the Payee chooses to exercise this right in accordance with the provisions of Section 3 hereof (the “Conversion Date”) occurs on the same day as an Interest Payment Date, the Maker shall also pay the Payee a fee in the amount equal to the interest that would have become due and payable pursuant to Section 2 hereof on the relevant Interest Payment Date.

(c)     Upon exercise of this conversion, the Maker shall promptly (but in no event later than two business days after the Conversion Date), upon the request of the Payee, credit such aggregate number of shares of Common Stock to which the Payee is entitled pursuant to such exercise to the Payee’s or its designee’s balance account with The Depository Trust Company (“DTC”) through its Deposit Withdrawal Agent Commission system, or if the Maker’s transfer agent is not participating in the Fast Automated Securities Transfer Program (the “FAST Program”) or if the certificates are required to bear a legend regarding restriction on transferability, issue and dispatch by overnight courier, a certificate, registered in the Maker’s share register in the name of the Payee or its designee, for the number of shares of Common Stock to which the Payee is entitled pursuant to such exercise. The Payee, or any natural person or legal entity permissibly so designated by the Payee to receive the shares of Common Stock, shall be deemed to have become the holder of record of such shares of Common Stock as of the Conversion Date, irrespective of the date such shares of Common Stock are credited to the Payee’s DTC account or the date of delivery of the certificates evidencing such shares of Common Stock, as the case may be.

(d)     If by the close of the second business day after the Conversion Date, the Maker fails to deliver to the Payee a certificate representing the required number of shares of Common Stock in the manner required pursuant to Section 3(c) hereof or fails to credit the Payee’s balance account with DTC for such number of shares of Common Stock to which the Payee is entitled, and if after such second business day and prior to the receipt of such shares of Common Stock, the Payee purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Payee of shares which the Payee anticipated receiving upon such exercise (a “Buy-In”), then the Maker shall, within two business days after the Payee’s request and in the Payee’s sole discretion, either (i) pay in cash to the Payee an amount equal to the Payee’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased, at which point the Maker’s obligation to deliver such certificate (and to issue such shares of Common Stock) shall terminate or (ii) promptly honor its obligation to deliver to the Payee a certificate or certificates representing such shares of Common Stock and pay cash to the Payee in an amount equal to the excess (if any) of Payee’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased in the Buy-In over the product of (A) the number of shares of Common Stock purchased in the Buy-In, times (B) the closing price of a share of Common Stock on the Conversion Date.

(e)     In connection with the conversion of all or any portion of the unpaid principal balance of this Note into Common Stock, neither the Maker nor any person acting on its behalf will take any action which would result in the Common Stock being exchanged by the Maker other than with the Maker’s existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange.

(f)     The Maker shall pay any and all issue and other taxes that may be payable with respect to any issue or delivery of the Common Stock and/or cash upon conversion of this Note pursuant hereto; provided, however, that the Payee shall pay any transfer taxes resulting from any transfer requested by the Payee in connection with any such conversion.

(g)     Notwithstanding anything herein to the contrary, the Maker shall not effect any conversion of this Note, and the Payee shall not have the right to convert any portion of this Note, to the extent that, the Payee (together with the Payee’s affiliates, and any other person whose beneficial ownership of Common Stock would be aggregated with the Payee’s for purposes of Section 13(d) or Section 16 of the United States Exchange Act of 1934, as amended (the “Exchange Act”) and the applicable regulations of the Commission, including any “group” of which the Payee is a member (the foregoing, the “Attribution Parties”)) would beneficially own a number of shares of Common Stock in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Payee and its Attribution Parties shall include the number of shares of Common Stock issuable upon conversion of this Note, but shall exclude the number of shares of Common Stock which are issuable upon exercise or conversion of the unexercised or unconverted portion of any other securities of the Maker (including any warrants) beneficially owned by the Payee or any of its Attribution Parties that are subject to a limitation on conversion or exercise similar to the limitation contained herein. For purposes of this

Section 3(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the applicable regulations of the Commission. In addition, for purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and the applicable regulations of the Commission. For purposes of this Section 3(d), in determining the number of outstanding shares of Common Stock, the Payee may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (A) the Maker’s most recent periodic or annual filing with the Commission, as the case may be, (B) a more recent public announcement by the Maker that is filed with the Commission, or (C) a more recent notice by the Maker or the Maker’s transfer agent to the Payee setting forth the number of shares of Common Stock then outstanding. Upon the written request of the Payee (which may be by email), the Maker shall, within three (3) business days, confirm in writing to the Payee (which may be via email) the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to any actual conversion or exercise of securities of the Maker, including shares of Common Stock, by the Payee or its Attribution Parties since the date as of which such number of outstanding shares of Common Stock was last publicly reported or confirmed to the Payee. The “Beneficial Ownership Limitation” shall initially be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock pursuant to Section 3(b) hereof. The Maker shall be entitled to rely on representations made to it by the Payee regarding its Beneficial Ownership Limitation.

(h)     Notwithstanding the foregoing, by written notice to the Maker, which will not be effective until the sixty-first (61st) day after such notice is delivered to the Maker, the Payee may reset the Beneficial Ownership Limitation percentage to a higher or lower percentage, not to exceed 19.9% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock pursuant to Section 3(b) hereof. Upon such a change by the Payee of the Beneficial Ownership Limitation, the Beneficial Ownership Limitation may not be further amended by the Payee without first providing the minimum notice required by Section 3(e) hereof. Notwithstanding the foregoing, at any time following notice of a Fundamental Change, the Payee may waive and/or change the Beneficial Ownership Limitation effective immediately upon written notice to the Maker and may reinstitute the Beneficial Ownership Limitation at any time thereafter effective immediately upon written notice to the Maker.

4.    Optional Redemption and Interest Rate Adjustment.

(a)     Optional Redemption. At the option of the Maker, at any time prior to payment in full of the unpaid principal balance of this Note, the Maker may elect to redeem: (i) the unpaid principal balance of this Note, or (ii) a portion thereof, together with any accrued but unpaid interest (the “Redemption Amount”). At least twenty (20) days before the date on which the Maker elects to redeem in accordance with the provisions of this Section 4 (the “Redemption Date”), the Maker shall give the Payee written notice of its intention to exercise this right. On the Redemption Date, the Maker shall repay to the Payee the Redemption Amount.

(b)     Interest Rate Adjustment. Subject to the provisions of Section 10 hereof, in the event that any portion of this Note is redeemed prior to May 1, 2021, all previously paid and accrued and unpaid interest on this Note from the Issuance Date to the Redemption Date shall be recalculated at the time of prepayment as if Section 2 of this Note was amended to replace “five percent (5%)” with “three percent (3%)” and the excess interest shall be deducted from the Redemption Amount. In the event that any portion of this Note is redeemed prior to May 1,2022, all previously paid and accrued and unpaid interest on this Note from the Issuance Date to the Redemption Date shall be recalculated at the time of prepayment as if Section 2 of this Note was amended to replace “five percent (5%)” with “four percent (4%)” and the excess interest shall be deducted from the Redemption Amount.

5.    Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorney’s fees, then to the payment in full of any late charges, the accrued but unpaid interest and finally to the reduction of the unpaid principal balance of this Note.

6.    Reservation of Underlying Shares.

(a)    Reservation. So long as this Note remains outstanding, the Maker covenants and agrees that at all times the Maker shall reserve and keep available for the Payee out of its authorized and unissued shares of Common Stock, free from pre-emptive rights or any other actual contingent purchase rights of persons other than the Payee, one hundred percent (100%) of the maximum number of shares of Common Stock issuable upon conversion of this Note (the “Underlying Shares”). Any shares of Common Stock issued to the Payee upon conversion of this Note shall be subject to the provisions of the registration rights agreement, dated May 1, 2020, between the Maker and the Payee, regarding the ownership of Registrable Securities as defined therein.

7.    Fundamental Change. Upon the occurrence of: (i) a Change of Control, (ii) the sale of all or substantially all the assets of the Maker (determined on a consolidated basis) to another person or group or (iii) the approval by the stockholders of the Maker of a plan of liquidation or dissolution or other insolvency event (each event described in (i) to (iii) above, a “Fundamental Change”), the Maker shall repurchase this Note at a price equal to: (i) the principal amount of this Note that remains unpaid plus any accrued but unpaid interest up to the date of repurchase (the “Repurchase Price”) within five (5) days of such Fundamental Change. At least twenty (20) days prior to the relevant Fundamental Change, the Maker shall deliver written notice to the Payee describing in reasonable detail the terms of such Fundamental Change.

For the purposes of this Section 7, a “Change of Control” will occur (i) if any person or group of persons (other than the Maker or the Payee or a person that directly or indirectly controls, is controlled by, or is under common control with, the Maker or the Payee) becomes the beneficial owner, directly or indirectly, of securities possessing the power to direct or cause the direction of the management and policies of the Maker, whether through the ownership of capital stock, by contract or otherwise, or (ii) upon the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person or any group (other than one or more of the Maker’s Subsidiaries) becomes the beneficial owner, directly or indirectly, of more than fifty percent (50%) of the voting stock of the Maker, measured by voting power rather than number of shares.

8.    Negative Pledge. The Maker will not, and will not permit any other member of the Group to, create, assume or permit to subsist any security interest over any of the Maker’s properties or assets, including, without limitation, the issued share capital of any direct Subsidiary of the Maker, other than a Permitted Security Interest.

For the purposes of this Section 8:

“control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ability to exercise voting power, by contract or otherwise. “controlling” and “controlled” have meanings correlative thereto.

“Existing OpCo Facility Agreements” means:

Lender	Maturity	Company of the Group
UniCredit S.p.A. (Line A Tranche 1)	January 2023	Kaleyra S.p.A.
UniCredit S.p.A. (Line A Tranche 2)	May 2023	Kaleyra S.p.A.
UniCredit S.p.A. (Line B)	November 2023	Kaleyra S.p.A.
UniCredit S.p.A. (Line C)	February 2023	Kaleyra S.p.A.
Intesa Sanpaolo S.p.A. (Line 1)	October 2021	Kaleyra S.p.A.
Intesa Sanpaolo S.p.A. (Line 2)	October 2023	Kaleyra S.p.A.
Ubi Banca S.p.A. (Line 1)	February 2021	Kaleyra S.p.A.
Ubi Banca S.p.A. (Line 2)	April 2021	Kaleyra S.p.A.
Monte dei Paschi di Siena S.p.A. (Line 1)	April 2022	Kaleyra S.p.A.
Monte dei Paschi di Siena S.p.A. (Line 2)	June 2023	Kaleyra S.p.A.
Banco Popolare di Milano S.p.A. (Line 1)	June 2023	Kaleyra S.p.A.

Banco Popolare di Milano S.p.A. (Line 2)	March 2024	Kaleyra S.p.A.
Intesa Sanpaolo S.p.A..	Revolving	Buc Mobile Inc.
Simest 1	December 2022	Kaleyra S.p.A.
Simest 2	December 2022	Kaleyra S.p.A.
Simest 3	December 2022	Kaleyra S.p.A.
Finlombarda S.p.A.	December 2020	Kaleyra S.p.A.

“Existing OpCo Lender” means any lender under the Existing OpCo Facility Agreements.

“Group” means the Maker and any of its Subsidiaries for the time being.

“Permitted Security Interest” means: (i) any security interest created over the issued share capital of any Subsidiary of the Maker by such Subsidiary in favor of an Existing OpCo Lender in connection with any Existing OpCo Facility Agreement or in favor of any Lender which replaces any Existing OpCo Lender pursuant to a refinancing of, or assignment of such Existing OpCo Lender’s rights under, any Existing OpCo Facility Agreement; (ii) any lien arising by operating of law and in the ordinary course of business; (iii) any security for taxes not assessed or, if assessed, not yet due and payable, or being contested in good faith by appropriate proceedings; and (iv) any security, the creation of which has been expressly approved by the Maker, the Payee and Chardan Capital Markets, LLC.

“Subsidiary” means, with respect to any person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the part in the parent’s consolidated financial statements if such financial statements were prepared in accordance with U.S. GAAP as of such date, as well as any other corporation, limited liability company, partnership association or other entity (i) of which securities or other ownership interest representing more than 50 percent (50%) of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than fifty percent (50%) of the general partnership interests are, as of such date, owned, controlled or held, or (ii) that is, as of such date, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

9.    Events of Default. Without limitation, the following shall constitute an event of default (“Event of Default”):

(a)    Failure to Make Required Payments. Failure by the Maker to pay: (i) the principal amount of this Note within five (5) business days when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise, or (ii) the interest due or any fee or any other amount (other than an amount referred to in clause (i) hereof) pursuant to this Note when and as the same shall become due and payable and such failure shall continue unremedied for a period of five (5) business days.

(b)    Failure to Register Underlying Shares. Failure by the Maker to register the Underlying Shares, pursuant to the registration rights agreement between the Maker and the Payee, dated May 1, 2020, by preparing and filing a resale registration statement or similar document in compliance with the requirements of the Securities Act.

(c)    Termination of Trading. The termination or suspension for a period of more than five (5) consecutive business days of trading of the Common Stock into which this Note may be converted.

(d)    Breach of Covenants. Failure by the Maker in the due performance or observance of any covenant or agreement contained in this Note and such failure shall continue unremedied for a period of fifteen (15) business days after the Maker first becomes aware of such failure.

(e)    Cross-Default. Failure by the Maker in the due performance or observance of any covenant or agreement contained in: (i) the settlement agreement and release, dated as of April 15, 2020, by and among the Maker, the Payee and Chardan Capital Markets, LLC (the “Settlement Agreement”), or (ii) the amended and restated unsecured promissory note of $261,015.57, the amended and restated unsecured promissory note of $181,568.21 and the amended and restated unsecured promissory note of $394,410.51 (collectively, the “Promissory Notes”), dated December 13, 2019, between the Maker and Cowen Investments II, LLC, and such failure shall continue unremedied for a period of fifteen (15) business days after the Maker first becomes aware of such failure.

(f)    Voluntary Bankruptcy, Etc. The commencement by the Maker of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of the Maker generally to pay its debts as such debts become due, or the taking of corporate action by the Maker in furtherance of any of the foregoing.

(g)    Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days.

(h)    Material Adverse Judgment. The entry of a final judgment or judgments for the payment of money aggregating in excess of $50,000,000 are rendered against the Maker and which judgment is not, within thirty (30) days of when due pursuant to the terms of such judgement, or within any applicable grace period, bonded, discharged, settled or stayed pending appeal, or are not discharged within ten (10) days after the expiration of such stay; provided, however, any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $50,000,000 amount set forth above so long as the Maker provides to the Payee a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Payee) to the effect that such judgment is covered by insurance or an indemnity and the Maker will receive the proceeds of such insurance or indemnity within ten (10) days of the issuance of such judgment.

(i)    Misrepresentation. Any representation or warranty made in writing by or on behalf of the Maker in this Note or the Settlement Agreement proves to have been false or incorrect in any material respect on the date as of which made.

(j)    Repudiation and Rescission of Agreements. The Maker (or any other relevant party) rescinds or purports to rescind or repudiates or purports to repudiate the Settlement Agreement, this Note or any other relevant document or evidences an intention to rescind or repudiate the Settlement Agreement, this Note or any other relevant document.

(k)    Disposal of Assets. The Maker disposes (either in a single transaction or in a series of transactions and whether related or not) of all or a material part of its properties or assets which has or is reasonably likely to have a Material Adverse Effect.

For the purposes of this Section 9:

“Group” means the Maker and any of its Subsidiaries for the time being.

“Material Adverse Effect” means a material adverse effect on (i) the business, operations, affairs, financial condition, assets or properties of the Group taken as a whole, or (ii) the ability of the, taken as a whole, to perform their respective obligations under this Note or the Settlement Agreement, or (iii) the validity or enforceability of this Note or the Settlement Agreement.

10.    Remedies.

(a)    Acceleration. Upon and at any time after the occurrence of an Event of Default which is continuing, the Payee may, at its discretion and by notice to the Maker : (i) declare that all or part of the unpaid principal balance of this Note, and all other sums payable with regard to this Note (including, without limitation, interest accrued thereon at the Default Rate (as defined below)) immediately due and payable, whereon they shall become immediately due and payable; and/or (ii) declare that all or part of the unpaid principal balance of this Note be payable on demand, whereupon it shall immediately become payable on demand by the Payee; and/or (iii) exercise any of its rights, remedies, powers or discretions under this Note and/or the Settlement Agreement.

(b)    Default Interest. Upon the occurrence of an Event of Default which is continuing, the interest on this Note shall automatically and immediately accrue on the unpaid principal balance of this Note at the rate of eight and one-half percent (8.5%) per annum (the “Default Rate”).

11.    Waivers. The Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by the Payee under the terms of this Note, and all benefits that might accrue to the Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and the Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof or any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by the Payee.

12.    Unconditional Liability. The Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by the Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by the Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to the Maker or affecting the Maker’s liability hereunder.

13.    Notices. All notices, statements or other documents which are required or contemplated by this Note shall be made in writing and delivered: (i) personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party or (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

14.    Governing Law. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

15.    Jurisdiction. The Maker irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Payee in any way relating to this Note in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Note shall affect any right that the Payee may otherwise have to bring any action or proceeding relating to this Note against the Maker or its properties in the courts of any jurisdiction.

16.    Venue. The Maker irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Note in any court referred to in Section 15 herein. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

17. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OTHER OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS NOTE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

17.    Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

18.    Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of the Maker and the Payee.

19.    Assignment. No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void; provided, however, that the foregoing shall not apply to an affiliate of the Payee who agrees to be bound to the terms of this Note.

IN WITNESS WHEREOF, the Maker, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

KALEYRA, INC.

/s/ Dario Calogero
Dario Calogero, CEO and President